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                                                                   EXHIBIT 10.54

SILICON VALLEY BANK

                          AMENDMENT TO LOAN DOCUMENTS


BORROWER: PROXIM CORPORATION

DATE:     JULY 25, 2003

      THIS AMENDMENT TO LOAN DOCUMENTS is entered into between Silicon Valley Bank ("Silicon") and the borrower named above ("Borrower"), with reference to the following facts:

      A. Silicon and the Borrower are parties to the following: the Loan and Security Agreement between them, dated December 27, 2002 (the "Loan Agreement"), the Accounts Receivable Financing Agreement dated June 13, 2003 (the "Accounts Agreement"), the Temporary Overadvance Agreement dated June 23, 2003 (the "Overadvance Agreement"), and the documents, instruments and agreements relating thereto (with the Loan Agreement, the Accounts Agreement and the Overadvance Agreement, collectively, the "Loan Documents").

      B. The Parties agree to amend the Loan Documents, as follows. (Capitalized terms used but not defined in this Amendment, shall have the meanings set forth in the Loan Agreement.)

      The parties agree as follows:

      1. EXTENSION OF TEMPORARY OVERADVANCE AGREEMENT. Section 2(a) of the Temporary Overadvance Agreement is amended to read as follows effective on the date hereof:

      "(a) Overadvances will be made and Overadvance LCs may be outstanding only during the period from the date hereof to the earlier of the following dates (the "Overadvance Maturity Date"): (i) July 31, 2003, or (ii) the date the Borrower receives the proceeds of a $25,000,000 loan from Warburg Pincus Private Equity VIII, L.P., as agent."

      2. CONDITIONS PRECEDENT TO SECTION 3. The following are conditions precedent to the amendments to the Loan Documents set forth in Section 3 below, all of which shall be satisfied on or before July 31, 2003: (i) Borrower shall receive at least $25,000,000 in cash proceeds of loans from Warburg Pincus Private Equity VIII, L.P., as agent ("Warburg"),which are convertible into stock of Borrower and which are otherwise on terms and conditions satisfactory to Silicon, and (ii) Borrower shall provide Silicon with evidence of the foregoing reasonably satisfactory to Silicon, and (iii) Borrower, Silicon and Warburg shall enter into an Intercreditor Agreement on terms and conditions acceptable to Silicon, which should provide (among other provisions) that Silicon consents to the grant by the Borrower of a security interest in the Collateral to Warburg and that the security interest OF Silicon in the Collateral shall at all

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SILICON VALLEY BANK                                  AMENDMENT TO LOAN DOCUMENTS

times have priority over the security interest of Warburg in the Collateral. If the foregoing conditions have not been satisfied by July 31, 2003, the amendments to the Loan Documents set forth in Section 3 below shall not be effective.

      3. ADDITIONAL AMENDMENTS TO LOAN DOCUMENTS. Effective on satisfaction of the conditions set forth in Section 2 above by July 31, 2003, the Loan Documents shall be amended as follows:

            3.1 EXTENSION OF MATURITY DATE OF ACCOUNTS AGREEMENT. The date "April 1, 2004" in the definition of "Facility Period" in Section 1 of the Accounts Agreement is amended to read "July 31, 2004".

            3.2 OVERADVANCE LC RIDER. The Overadvance LC Rider attached hereto is hereby made a part of the Accounts Agreement.

            3.3 FINANCIAL COVENANTS. A new Section 6.2 (O) is hereby added to the Accounts Agreement as follows:

            "(O) Financial Covenant.

                  (1) Borrower shall, at all times maintain Cash and Cash Equivalents with Bank and Bank's affiliates in an amount nor less than $8,000,000; provided that a failure to do so shall not constitute an Event of Default hereunder if, at all times that Borrower fails to meet said covenant Borrower has a Quick Ratio of at least 5.0 to 1. If at any time Borrower fails to have Cash and Cash Equivalents with Bank and Bank's affiliates in an amount not less than $8,000,000 and fails to have a Quick Ratio of at least 5.0 to 1, the same shall constitute an Event of Default hereunder.

                  (2) As used herein, `Cash Equivalents' shall mean, at my time, (a) any evidence of indebtedness with a maturity date of ninety (90) days or less issued or directly and fully guaranteed or insured by the United States of America of any agency or instrumentality thereof; provided, that, the full faith and credit of the United States of America is pledged in support thereof; (b) certificates of deposit or bankers' acceptances with a maturity of ninety (90) days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $250,000,000; (c) commercial paper (including variable rate demand notes) with a maturity of ninety (90) days or less issued by a corporation (except an affiliate of Borrower) organized under the laws of any State of the United States of America or the District of Columbia and rated at least A-l by Standard & Poor`s Ratings Service, a division of The McGraw-Hill Companies, Inc. (`S&P') or at least P-1 by Moody's Investors Service, Inc. (`Moody's'); (d) investments in money market funds and mutual funds which invest substantially all of their assets in securities of the types described in clauses (a) through
            (c) above; and (e) marketable fixed income securities with a S&P rating of AA or higher or a comparable Moody's rating.

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SILICON VALLEY BANK                                  AMENDMENT TO LOAN DOCUMENTS

                  (3) As used herein. `Quick Ratio' means the ratio of (i) the total of Borrower's Cash, Cash Equivalents and Accounts which are, in Bank's discretion, eligible for borrowing, to (ii) Borrower's Current Liabilities. As used herein, `Current Liabilities' means current liabilities in accordance with generally accepted accounting principles, and all indebtedness, liabilities, guarantees and other obligations of the Borrower to Bank, including without limitation those relating to cash management services, letters of credit and foreign exchange contracts."

            3.4 SOQUEL LEASE. A new Section 13A is hereby added to the Accounts Agreement as follows:

            "13A. Bank consents to Borrower (i) terminating its lease of the Soquel real property, (ii) purchasing said real property, and (iii) in connection with said purchase, assuming a mortgage on said real property with an unpaid balance of approximately $3,200.000. This consent does not constitute a consent to any other action by Borrower (whether or not similar to the foregoing)."

      4. REPRESENTATIONS TRUE. Borrower represents and warrants to Silicon that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct.

      5. GENERAL PROVISIONS. This Amendment, the Loan Agreement, any prior written amendments to the Loan Agreement signed by Silicon and Borrower, and the other written documents and agreements between Silicon and Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other documents and agreements between Silicon and Borrower shall continue in full force and effect and the same are hereby ratified and confirmed.

BORROWER:                                   SILICON:

PROXIM CORPORATION                          SILICON VALLEY BANK

BY   /s/ Keith E. Glover                    BY      /s/ Bradford H. Leahy
  ----------------------------                --------------------------------
  PRESIDENT OR VICE PRESIDENT               TITLE   VICE PRESIDENT
                                                 -----------------------------
BY   /s/ Keith E. Glover
  ----------------------------
  SECRETARY OR ASS'T SECRETARY

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SILICON VALLEY BANK                                  AMENDMENT TO LOAN DOCUMENTS

                                     CONSENT

      Each of the undersigned acknowledges that its consent to the foregoing Agreement is not required, but, the undersigned nevertheless does hereby consent to the foregoing Agreement and to the documents and agreements referred to therein and to all future modifications and amendments thereto, and any termination thereof, and to any and all other present and future documents and agreements between or among the foregoing parties. Nothing herein shall in any way limit any of the terms or provisions of the Continuing Guaranty of the undersigned, all of which are hereby ratified and affirmed.

Proxim Wireless Networks, Inc.              Wirelesshome Corporation

By /s/    Keith E. Glover                   By /s/    Keith E. Glover
  ----------------------------                --------------------------------
Name   Keith E. Glover                      Name   Keith E. Glover
    --------------------------                  ------------------------------
Title  EVP, CFO & Secretary                 Title  EVP, CFO & Secretary
     -------------------------                   -----------------------------



Western Multiplex International Holdings, Inc.

[Proxim International Holdings, Inc.]

By  /s/   Keith E. Glover
  ----------------------------
Name   Keith E. Glover
    --------------------------
Title  EVP, CFO & Secretary
     -------------------------


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                    EXHIBIT A TO AMENDMENT TO LOAN DOCUMENTS

                              OVERADVANCE LC RIDER

      This Overadvance LC Rider is attached to and forms a part of the Accounts Receivable Financing Agreement dated as of June 13, 2003 (the "Accounts Agreement") between Proxim Corporation ("Borrower") and Silicon Valley Bank ("Bank").

      1.    Overadvances LCs.

            (a) Bank may, in its good faith business judgment, provide Borrower with Letters of Credit in excess of the formulas set forth in the Accounts Agreement (the "Overadvance LCs"), as set forth in this Rider. (If a Letter of Credit is 100% secured by cash or is 100% reserved for from Advances which would otherwise be available to the Borrower under the Accounts Agreement (after all other reserves), such Letter of Credit will not be deemed an Overadvance LC. If only part of the face amount of a Letter of Credit is secured by cash or is so reserved, then such Letter of Credit shall only be deemed an Overadvance LC to the extent such Letter of Credit is not cash secured and not covered by such reserves.)

            (b) The unpaid balance of all Overadvance LCs from time to time outstanding shall not at any time exceed $4,000,000, and in the event it does, at any time, Borrower will provide Bank with cash collateral in an amount equal to 100% of the excess immediately, without notice or demand.

            (c) In no event shall the total Obligations (including without limitation the Overadvance LCs) exceed $20,000,000.

      2.    Overadvance Maturity Date.

            (a) Overadvance LCs may be outstanding only during the period from the date hereof to the earlier of the following (the "Overadvance Maturity Date"): July 31, 2004 or the date the Accounts Agreement terminates by its terms or is terminated by any party in accordance with its terms.

            (b) On and after the Overadvance Maturity Date, the Overadvance facility established by this Rider will expire, and no further Overadvance LCs will be issued. On or before the Overadvance Maturity Date, Borrower shall provide Bank with cash collateral in an amount equal to 100% of the face amount of all outstanding Overadvance LCs (including without limitation drawn, but unreimbursed Overadvance LCs). All cash collateral provided pursuant to this Rider shall be held as "Collateral" for all purposes of the Accounts Agreement. In the event, on the Overadvance Maturity Date, Borrower fails to provide Bank with cash collateral in an amount equal to 100% of the face amount of all outstanding Overadvance LCs, such failure shall constitute an Event of Default under the Accounts Agreement,

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SILICON VALLEY BANK                                  AMENDMENT TO LOAN DOCUMENTS

      3. Fees. Borrower shall pay all standard charges with respect to Overadvance LCs as are charged by Bank's international Department.

      4. Collateral. The Obligation to reimburse Bank for all Overadvance LCs, and all of Borrower's other obligations under this Rider shall for all purposes be deemed "Obligations" under the Accounts Agreement and shall be secured by all of the Collateral. All Overadvance LCs shall, for all purposes, be deemed to be "Letters of Credit" under the Accounts Agreement, and all Overadvance LCs shall be entitled to all of the benefits of, and (except as herein expressly set forth) shall be subject to all of the terms and provisions of, all of the Loan Documents.



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